Exhibit 99.1

Byrna Appoints Former Nike Global Marketing Leader Adam Roth and Public Safety Technology Leader TJ Kennedy to Board of Directors

ANDOVER, Mass., September 9, 2025 - Byrna Technologies Inc. (“Byrna” or the “Company”) (Nasdaq: BYRN), a personal defense technology company specializing in the development, manufacture, and sale of innovative less-lethal personal security solutions, today announced the appointments of Adam Roth, former Vice President of North America Marketing at Nike, Inc., and TJ Kennedy, veteran technology and public safety executive, to its Board of Directors.

These appointments bring proven expertise in global brand building, go-to-market execution, and public safety technology leadership to Byrna, bringing added depth to the Board as Byrna expands its consumer reach and builds on its presence in security and public safety markets.

Roth retired from Nike in 2024 after a 25-year career leading marketing across North America, Asia-Pacific, Latin America, and multiple global categories, including Running and Basketball. He played a central role in some of Nike’s most iconic brand campaigns and cultivated high-profile athlete and influencer partnerships that helped cement Nike’s status as the world’s premier consumer brand. He now advises senior executives, growth companies, and emerging marketing talent through his consultancy, Synthesis Consulting Group.

Kennedy brings more than two decades of leadership across technology, wireless, and public safety. He previously served as CEO of Wrap Technologies, an innovative non-lethal public-safety device company, where he helped expand less-lethal restraint device adoption to nearly 1,000 agencies in 59 countries. He was also President of FirstNet, which awarded and governed the $100 billion contract for the nationwide public safety broadband network that serves more than 30,000 agencies and seven million connections helping to support first responders, where he was instrumental in executing the U.S. government’s largest-ever public-private partnership. He currently leads Fractional Source, providing executive-level technology expertise to government agencies and private companies.

“Byrna has reached an inflection point where brand scale and public safety expertise can rapidly accelerate our growth,” said Herbert Hughes, Chairman of the Board. “Adam’s unmatched record shaping Nike into a global cultural powerhouse and TJ’s proven leadership creating FirstNet and scaling mission-critical public safety technologies bring world-class expertise to Byrna. Their appointments reflect our ability to attract board members of the highest caliber and will be invaluable as we continue expanding Byrna’s presence across consumer, private security, and law enforcement markets.”

Roth added: “Byrna has the right mission and products to resonate with a broad consumer base. I look forward to helping the Company elevate its marketing and brand presence to unlock its next stage of growth.”

Kennedy added: “Communities everywhere are looking for better ways to protect people and save lives while reducing reliance on lethal force. Byrna is answering that call, and I look forward to helping the Company grow its impact.”

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the securities laws. All statements contained in this news release, other than statements of current and historical fact, are forward-looking. Often, but not always, forward-looking statements can be identified by the use of words such as “plans,” “expects,” “intends,” “anticipates,” and “believes” and statements that certain actions, events or results “may,” “can,” “could,” “would,” “should,” “might,” “occur,” “be achieved,” or “will be taken.” Forward-looking statements include descriptions of currently occurring matters which may continue in the future. Forward-looking statements in this news release include, but are not limited to, our statements related to potential acceleration of our growth, including in the consumer, private security, and law enforcement markets. Forward-looking statements are not, and cannot be, a guarantee of future results or events. Forward-looking statements are based on, among other things, opinions, assumptions, estimates, and analyses that, while considered reasonable by the Company at the date the forward-looking information is provided, inherently are subject to significant risks, uncertainties, contingencies, and other factors that may cause actual results and events to be materially different from those expressed or implied.

Any number of risk factors could affect our actual results and cause them to differ materially from those expressed or implied by the forward-looking statements in this news release, including, but not limited to, disappointing market responses to current or future products or services; prolonged, new, or exacerbated disruption of the Company’s supply chain; the further or prolonged disruption of new product development; production or distribution or delays in entry or penetration of sales channels due to inventory constraints, competitive factors, increased shipping costs or freight interruptions; prototype, parts and material shortages, particularly of parts sourced from limited or sole source providers; determinations by third party controlled distribution channels not to carry or reduce inventory of the Company's products; determinations by advertisers to prohibit marketing of some or all Byrna products; the loss of marketing partners or endorsers; potential cancellations of existing or future orders including as a result of any fulfillment delays, introduction of competing products, negative publicity, or other factors; product design defects or recalls; litigation, enforcement proceedings or other regulatory or legal developments; changes in consumer or political sentiment affecting product demand; regulatory factors including the impact of commerce and trade laws and regulations; import-export related matters or tariffs, sanctions or embargos that could affect the Company's supply chain or markets; delays in planned operations related to licensing, registration or permit requirements; and future restrictions on the Company's cash resources, increased costs and other events that could potentially reduce demand for the Company's products or result in order cancellations. The order in which these factors appear should not be construed to indicate their relative importance or priority. We caution that these factors may not be exhaustive; accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. Investors should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A, (“Risk Factors”) in the Company's most recent Form 10-K, should understand it is impossible to predict or identify all such factors or risks, should not consider the foregoing list, or the risks identified in the Company's SEC filings, to be a complete discussion of all potential risks or uncertainties, and should not place undue reliance on forward-looking information. The Company assumes no obligation to update or revise any forward-looking information, except as required by applicable law.

About Byrna Technologies Inc.

Byrna is a personal defense technology company specializing in the development, manufacture, and sale of innovative less-lethal personal security solutions. For more information on the Company, please visit the corporate website here or the Company’s investor relations site here. The Company is the manufacturer of the Byrna® CL, Byrna® LE and Byrna® SD personal security devices, state-of-the-art handheld CO2 powered launchers designed to provide a less-lethal alternative to a firearm for the consumer, private security, and law enforcement markets. To purchase Byrna products, visit the Company’s e-commerce store.

Investor Contact:

Tom Colton and Alec Wilson
Gateway Group, Inc.
949-574-3860
BYRN@gateway-grp.com